Exhibit 1.2

AMENDED AND RESTATED POSTING AGREEMENT

August 23, 2022

StartEngine Primary LLC

3900 W Alameda Ave., Suite 1200

Burbank, CA 91505

Dear Ladies and Gentlemen:

This Amended and Restated Posting Agreement (this “Agreement”) amends and restates the Posting Agreement dated February 1, 2022 between ROBOT CACHE US INC., a Delaware corporation located at 5910 Pacific Center Boulevard, #300, San Diego, CA 92121 (the “Company”), and StartEngine Primary LLC (“StartEngine”). The Company proposes, subject to the terms and conditions contained in this Agreement, to issue and sell shares of its Common Stock, $0.001 par value per share (the “Shares”) to investors (collectively, the “Investors”) in a public offering (the “Offering”) on the online website provided by StartEngine Crowdfunding, Inc. (the “Platform”) pursuant to Regulation A through StartEngine, acting on a best efforts basis only, in connection with such sales. The Shares are more fully described in the Offering Statement (as hereinafter defined).

The Company hereby confirms its agreement with StartEngine concerning the purchase and sale of the Shares, as follows:

1. ENGAGEMENT. Company has engaged StartEngine to provide the services set out herein (such services, the “Services”) subject to the terms and conditions set out in this Agreement, Terms of Use (“Platform Terms”), and Privacy Policy; each of which is hereby incorporated into this Agreement. Company has read and agreed to the Platform Terms and Company understands that this Posting Agreement governs Company’s use of the Site and the Services. Terms not defined herein are as defined in Platform Terms.

2. SERVICES AND FEES.

●	OFFERING SERVICE: Company agrees that StartEngine shall provide the Services for a fee of $15,000 (such fee, the “Offering Fee”) for out-of-pocket accountable expenses paid prior to StartEngine commencing provision of the Services. StartEngine hereby acknowledges receipt of the Offering Fee from the Company before the date of this Agreement.

Any portion of this amount not expended and accounted for shall be returned as soon as practicable to the Company at the end of the engagement.

●	OTHER FEES:

Company will pay, or reimburse if paid by StartEngine, out-of-pocket expenses for (i) the preparation and delivery of certificates representing the Shares (if any), (ii) FINRA filing fees, (iii) notice filing requirements under the securities or Blue Sky laws, (iv) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Investors.

●	OTHER SERVICES:

●	Campaign Page Design: design, build, and create Company’s campaign page in form and substance satisfactory to the Company.

●	Support: provide Company with dedicated account manager and marketing consulting services.

●	Standard Subscription Agreement: provision to Company of a standard purchase agreement with customary terms or such terms as may be agreed to by Company to execute between Company and Investors, which may be used at Company’s option.

●	Multiple Withdrawals (Disbursements): money transfers to Company in connection with the Offering.

●	DISTRIBUTION: As compensation for the Services provided hereunder by StartEngine, Company shall pay to StartEngine at each closing of the Offering, in addition to the Offering Fee a fee (the “Distribution Fee”, and collectively with the Offering Fee and all other fees due to StartEngine under this Agreement, the “Fees”) consisting of a seven and one-half percent (7.5%) cash commission based on the dollar amount received from Investors.

[✔]	Check this box for selecting the split fee option (see below)

●	If the “split fee” option is selected then the following provision shall apply: In each case StartEngine (or its affiliate) may charge Investors a fee of 3.5%, in which case the commission set forth above shall be reduced commensurately. In the event an Investor invests in excess of $20,000, such Investor fee shall be limited to $700 and Company shall pay the 3.5% additional commission with respect to any amount in excess of $20,000, in accordance with the commission schedule set forth above.

The Distribution Fee, regardless of whether the split fee option is utilized, shall be paid in cash upon disbursement of funds from escrow at the time of each closing. Payment will be made to StartEngine directly from the Escrow Account(s) maintained for the Offering. The Company acknowledges that StartEngine is responsible for providing instructions to the Escrow Agent (as hereinafter defined) for distribution of funds held pending completion or termination of the Offering.

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The Distribution Fee does not include escrow fees, transaction fees, fees for AML review, and cash management fee to be negotiated directly with third party or EDGARization services or any services other than the Services set out above.

●	PROMOTE SERVICE: StartEngine will design, in form and substance satisfactory to the Company, the digital ads and manage the digital advertising platform accounts for Company for no additional fee.
●	The Company, in accordance with its capacity as issuer in the Offering, is expressly forbidden from bidding on any StartEngine branded keywords, misspellings, and similar terms in advertising campaigns on the Google, Bing, and Facebook platforms. Some of these keywords include but are not limited to:

○	StartEngine
○	Start Engine
○	StartEngine Crowdfunding
○	StartEngine Stock
○	Invest in StartEngine
○	StartEngine Shares

The Offering is subject to termination if the Company violates these targeting and bidding requirements.

3. DEPOSIT HOLD. Company agrees that six percent (6%) of the total funds committed will be held back as a deposit hold in case of any ACH refunds or credit card chargebacks. The holdback will remain in effect for 180 days following the close of the Offering. Seventy-five percent (75%) of this holdback will be released back to the Company after sixty (60) days and the remaining twenty-five percent (25%) shall be held for the remaining one hundred and twenty (120) days.

4. CREDIT CARD FEES. Company agrees that fees payable to Vantiv, LLC or Stripe Inc. with respect to the use of credit cards to purchase the Shares are for the account of the Company and to reimburse StartEngine Crowdfunding, Inc. for any such fees incurred, upon each closing held with respect to the Offering detailed in the Credit Card Services Agreement.

5. DELIVERY AND PAYMENT.

(a) On or after the date of this Agreement, the Company and the selected escrow agent (the “Escrow Agent”) will enter into an Escrow Agreement (the “Escrow Agreement”), pursuant to which, among other actions, escrow accounts will be established, at the Company’s expense (the “Escrow Accounts”).

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(b) Prior to the initial Closing Date (as hereinafter defined) of the Offering or, as applicable, any subsequent Closing Date, (i) each Investor will execute and deliver a Subscription Agreement (each, an “Investor Subscription Agreement”) to the Company through the facilities of the Platform; (ii) each Investor will transfer to the Escrow Accounts funds in an amount equal to the price per Share as shown on the cover page of the Final Offering Circular (as hereinafter defined) multiplied by the number of Shares subscribed by such Investor and as adjusted by any discounts or bonuses applicable to certain Investors; (iii) subscription funds received from any Investor will be promptly transmitted to the Escrow Accounts in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) the Escrow Agent will notify the Company and StartEngine in writing as to the balance of the collected funds in the Escrow Accounts.

(c) If the Escrow Agent shall have received written notice as provided in the Escrow Agreement from StartEngine on such date(s) as may be agreed upon by the Company and StartEngine (each such date, a “Closing Date”), the Escrow Agent will release the balance of the Escrow Accounts for collection by the Company and StartEngine as provided in the Escrow Agreement and the Company shall deliver the Shares purchased on such Closing Date to the Investors. The initial closing (the “Closing”) and any subsequent closing (each, a “Subsequent Closing”) shall be effected through the Platform. All actions taken at the Closing shall be deemed to have occurred simultaneously on the date of the Closing and all actions taken at any Subsequent Closing shall be deemed to have occurred simultaneously on the date of any such Subsequent Closing.

(d) If the Company and StartEngine mutually determine that the Offering will not proceed, then StartEngine will immediately instruct the Escrow Agent to promptly return the funds to the Investors without interest.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants and covenants to StartEngine that:

(a) The Company will file with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any offering circular and all exhibits to such offering statement, the “Offering Statement”) relating to the Shares pursuant to Regulation A as promulgated under the Securities Act of 1933, as amended (the “Act”), and the other applicable rules, orders and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated under the Act. As used in this Agreement:

(1) “Final Offering Circular” means the complete and final offering circular relating to the public offering of the Shares as filed with the Commission pursuant to Rule 253 of Regulation A of the Rules and Regulations, as amended and supplemented by any further filings under Rule 253(g)(2);

(2) “Preliminary Offering Circular” means the offering circular relating to the Shares included in the Offering Statement pursuant to Regulation A of the Rules and Regulations in the form on file with the Commission on the Qualification Date;

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(3) “Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Act and the Rules and Regulations; and

(4) “Testing-the-Waters Communication” means any website post, broadcast or cable radio or internet communication, email, social media post, video or written communication with potential Investors undertaken in reliance on Rule 255 of the Rules and Regulations.

(b) The Offering Statement will be filed with the Commission in accordance with the Act and Regulation A of the Rules and Regulations; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(c) The Offering Statement, at the time it becomes qualified, and as of each Closing Date, will conform in all material respects to the requirements of Regulation A, the Act and the Rules and Regulations.

(d) The Offering Statement, at the time it becomes qualified, as of the date hereof, and as of each Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or reasonably necessary to make the statements therein not misleading.

(e) The Preliminary Offering Circular will not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or reasonably necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by StartEngine in Section 10(ii) hereof.

(f) The Final Offering Circular will not, as of its date and on each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or reasonably necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Final Offering Circular as provided by StartEngine in Section 10(ii) hereof.

(g) Each Testing-the-Waters Communication, if any, when considered together with the Final Offering Circular or Preliminary Offering Circular, as applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or reasonably necessary to make the statements therein, and were in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by StartEngine in Section 10(ii) hereof.

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(h) As of each Closing Date, the Company represents that it is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Offering Statement and the Final Offering Circular. The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company (a “Material Adverse Effect”). Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been made available to StartEngine, and no changes therein will be made subsequent to the date hereof and prior to any Closing Date except as disclosed in the Offering Statement.

(i) The Company has no subsidiaries and nor does it own a controlling interest in any entity other than those entities set forth on Schedule 2 to this Agreement (each a “Subsidiary” and collectively the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation. Each Subsidiary is duly qualified and in good standing as a foreign company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not be reasonably expected to have a Material Adverse Effect. All of the shares of issued capital stock of each corporate Subsidiary, and all of the share capital, membership interests and/or equity interests of each Subsidiary that is not a corporation, have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders’ agreement, proxy, voting trust or other defect of title whatsoever.

(j) The Company is organized in, and its principal place of business is in, the United States.

(k) The Company is not subject to the ongoing reporting requirements of Sections 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five (5) years preceding the date the Offering Statement was originally filed with the Commission. The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

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(l) Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the offering, nor any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(m) The Company is not a “foreign private issuer,” as such term is defined in Rule 405 under the Act.

(n) The Company has full legal right, power and authority to enter into this Agreement, the Escrow Agreement and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement each have been or will be authorized and validly executed and delivered by the Company and are or will be each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(o) The issuance and sale of the Shares will have been duly authorized by the Company, and, when issued and paid for in accordance with the Investor Subscription Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform to the description thereof set forth in the Final Offering Circular in all material respects.

(p) The Company has not authorized anyone other than the management of the Company and StartEngine to engage in Testing-the-Waters Communications. The Company reconfirms that StartEngine have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications other than those listed on Schedule 1 hereto.

(q) The financial statements and the related notes included in the Offering Statement and the Final Offering Circular present fairly, in all material respects, the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any Subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular. There are no off-balance sheet arrangements that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

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(r) IndigoSpire CPA Group, LLC (the “Accountants”), will report on the financial statements and schedules described in this Section 6(r), and are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations. The financial statements of the Company and the related notes and schedules included in the Offering Statement and the Final Offering Circular comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(s) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Offering Statement and the most recent Preliminary Offering Circular and prior to the Closing and any Subsequent Closing, other than as described in the Final Offering Circular (A) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect; and (B) neither the Company nor any Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Statement and the Final Offering Circular.

(t) Since the date as of which information is given in the most recent Preliminary Offering Circular, neither the Company nor any Subsidiary has entered or will before the Closing or any Subsequent Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has any plans to do any of the foregoing.

(u) The Company and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Offering Statement or the Final Offering Circular as being owned by them, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Offering Statement or the Final Offering Circular as being leased by the Company or any Subsidiary that is material to the business of the Company and its Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

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(v) There are no legal, governmental or regulatory actions, suits or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject, nor are there, to the Company’s knowledge, any threatened legal, governmental or regulatory investigations, either domestic or foreign, involving the Company or any property of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(w) The Company and each Subsidiary has, and at each Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, and (2) performed all its obligations required to be performed, and is not, and at each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected and, to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company and its Subsidiaries are not in violation of any provision of their organizational or governing documents.

(x) The Company has obtained all authorization, approval, consent, license, order, registration, exemption, qualification or decree of any court or governmental authority or agency or any sub-division thereof that is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement as may be required under federal, state, local and foreign laws, the Act or the Rules and Regulations of the Commission thereunder, state securities or Blue Sky laws, and the rules and regulations of FINRA.

(y) There is no actual or, to the knowledge of the Company, threatened, enforcement action or investigation by any governmental authority that has jurisdiction over the Company, and the Company has received no notice of any pending or threatened claim or investigation against the Company that would provide a legal basis for any enforcement action, and the Company has no reason to believe that any governmental authority is considering such action.

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(z) Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except such conflicts, breaches or defaults as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; nor will such action result in any violation, except such violations that would not be reasonably expected to have a Material Adverse Effect, of (1) the provisions of the organizational or governing documents of the Company or any Subsidiary, or (2) any statute or any order, rule or regulation applicable to the Company or any Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary.

(aa) There is no document or contract of a character required to be described in the Offering Statement or the Final Offering Circular or to be filed as an exhibit to the Offering Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been authorized, executed and delivered by the Company or any Subsidiary, and constitute valid and binding agreements of the Company or any Subsidiary, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(bb) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s Common Stock.

(cc) Other than as previously disclosed to StartEngine in writing, the Company, or any person acting on behalf of the Company, has not and, except in consultation with StartEngine, will not publish, advertise or otherwise make any announcements concerning the distribution of the Shares, and has not and will not conduct road shows, seminars or similar activities relating to the distribution of the Shares nor has it taken or will it take any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market, or creating demand, for the Shares.

(dd) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement.

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(ee) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors.

(ff) The Company and each of its Subsidiaries: (i) are and have been in material compliance with all laws, to the extent applicable, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company and its subsidiaries except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) have not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Agency or third party alleging that any product operation or activity is in material violation of any laws and has no knowledge that any such Regulatory Agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (iii) are not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.

(gg) The business and operations of the Company, and each of its Subsidiaries, have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction (“Environmental Laws”), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

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(hh) There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials (as defined below) by or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ii) The Company and its Subsidiaries own, possess, license or have other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s and each of its Subsidiary’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Final Offering Circular: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its Subsidiaries; (b) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (c) the Company is not aware of any defects in the preparation and filing of any of patent applications within the Intellectual Property; (d) to the knowledge of the Company, the patents within the Intellectual Property are being maintained and the required maintenance fees (if any) are being paid; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (f) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; and (g) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company’s or any of its Subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim. To the knowledge of the Company, no opposition filings or invalidation filings have been submitted which have not been finally resolved in connection with any of the Company’s patents and patent applications in any jurisdiction where the Company has applied for, or received, a patent.

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(jj) Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company is there any proposed additional tax assessments against the Company or any Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of StartEngine to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Shares to purchasers thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(kk) On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be issued and sold on such Closing Date will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(ll) The Company and its Subsidiaries are insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, each Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company or its Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

(mm) Neither the Company nor its Subsidiaries, nor any director, officer, agent or employee of either the Company or any Subsidiary has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

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(nn) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

(pp) The Company has not distributed and, prior to the later to occur of the last Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than each Preliminary Offering Circular and the Final Offering Circular, or such other materials as to which StartEngine shall have consented in writing.

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(qq) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company or its Subsidiaries, or under which the Company or any of its Subsidiaries has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(rr) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other, which would be required to be disclosed in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular and is not so disclosed.

(ss) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.

(tt) Except as set forth in this Agreement, there are no contracts, agreements or understandings between the Company and any person that would reasonably give rise to a valid claim against the Company or StartEngine for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(uu) To the knowledge of the Company, there are no affiliations with FINRA among the Company’s directors, officers or any five percent (5%) or greater stockholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Offering Statement.

(vv) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly, including through its Subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Offering Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Offering Statement, the Preliminary Offering Circular or the Final Offering Circular and is not so described.

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7. AGREEMENTS OF THE COMPANY.

(a) The Company will file the Final Offering Circular, subject to the prior approval of StartEngine, pursuant to Rule 253 and Regulation A, within the prescribed time period.

(b) Upon effectiveness of this Agreement, the Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless (a) a copy thereof shall first have been submitted to StartEngine within a reasonable period of time prior to the filing thereof and StartEngine shall not have reasonably objected thereto in good faith, or (b) the Company reasonably and in good faith believes such amendment or supplement does not materially alter the terms of the Final Offering Circular.

(c) The Company will notify StartEngine promptly, and will, if requested, confirm such notification in writing: (1) when any amendment or supplement to the Offering Statement is filed; (2) of any request by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; and (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Preliminary Offering Circular or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Preliminary Offering Circular or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Act and the Rules and Regulations and to notify StartEngine promptly of all such filings.

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(d) If, at any time when the Final Offering Circular relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to StartEngine, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to StartEngine, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to StartEngine, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify StartEngine and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance. The Company consents to the use of the Final Offering Circular or any amendment or supplement thereto by StartEngine, and StartEngine agrees to provide to each Investor, prior to the Closing and, as applicable, any Subsequent Closing, a copy of the Final Offering Circular and any amendments or supplements thereto.

(e) If at any time following the distribution of any Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company has or will promptly notify StartEngine in writing and has or will promptly amend or supplement and recirculate, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(f) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Offering Circular under the caption “Use of Proceeds.”

8. [RESERVED]

9. CONDITIONS OF THE OBLIGATIONS OF STARTENGINE. The obligations of StartEngine hereunder are subject to the following conditions:

(i) (a) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (b) no order suspending the effectiveness of the Offering Statement shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (d) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to StartEngine and StartEngine did not object within three (3) days of receipt of such copy.

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(ii) Since the respective dates as of which information is given in the Offering Statement and the Final Offering Circular, (a) there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement and the Final Offering Circular and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Statement and the Final Offering Circular, if in the reasonable judgment of StartEngine any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

(iii) Since the respective dates as of which information is given in the Offering Statement and the Final Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of StartEngine, would reasonably be expected to have a Material Adverse Effect.

(iv) Each of the representations and warranties of the Company contained herein shall be true and correct as of each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(v) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

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10. INDEMNIFICATION.

(i) The Company shall indemnify and hold harmless StartEngine, each selling group participant, and each of their directors, officers, employees and agents and each person, if any, who controls StartEngine or such selling group participant within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto)), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (a) any untrue statement or alleged untrue statement made by the Company in Section 6 of this Agreement, (b) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Offering Circular, the Offering Statement or the Final Offering Circular or any amendment or supplement thereto, (2) any Testing-the-Waters Communication or (3) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed with the Commission or any securities association or securities exchange (each, an “Application”), or (4) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Statement, the Final Offering Circular, or any Testing-the-Waters Communication, or any amendment or supplement thereto, or in any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Indemnified Party through StartEngine expressly for inclusion in the Offering Statement, any Preliminary Offering Circular, the Final Offering Circular, or Testing-the-Waters Communication, or in any amendment or supplement thereto or in any Application, it being understood and agreed that the only such information furnished by any Indemnified Party consists of the information described as such in subsection (ii) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(ii) StartEngine will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based solely upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by StartEngine expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

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(iii) Promptly after receipt by an Indemnified Party under subsection (i) or (ii) above of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under such subsection. In case any such action shall be brought against any Indemnified Party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(iv) If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an Indemnified Party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and StartEngine on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (iii) above, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and StartEngine on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and StartEngine on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the Fees received by StartEngine. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or StartEngine on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and StartEngine agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), each StartEngine will not be required to contribute any amount in excess of the Fees received by such StartEngine. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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11. TERMINATIONS.

(i) Either party may terminate this Agreement at any time by written notice to the other party. The Services and Fees are non-refundable. Any unpaid fees due to StartEngine for Services performed are due promptly upon termination.

(ii) The obligations of StartEngine under this Agreement may be terminated at any time prior to the initial Closing Date, by notice to the Company from such StartEngine, without liability on the part of StartEngine to the Company if, prior to delivery and payment for the Shares, in the reasonable and good faith judgment of StartEngine: (a) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the reasonable and good faith opinion of StartEngine, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of StartEngine, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (b) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, such as to make it, in the judgment of StartEngine, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (c) trading on the New York Stock Exchange, Inc., NYSE American or NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (d) a banking moratorium has been declared by any state or Federal authority; or (e) in the reasonable and good faith judgment of StartEngine, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Circular, any Material Adverse Effect of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business; and

(iii) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 10(ii).

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12. NOTICES. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company, at 5910 Pacific Center Boulevard, # 300, San Diego, CA 92121, Attention: Lee Jacobson, with copies to 1430 Broadway Suite #1804, New York, NY 10018, Attn: Gary Ross, or (ii) if to StartEngine to 3900 W Alameda Ave., Suite 1200 Burbank, CA 91505, Attention: CEO, with copies to [COUNSEL]. Any such notice shall be effective only upon receipt. Any notice under this Section 12 may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13. SURVIVAL. The respective representations and warranties set forth in Sections 6 and 7 shall remain in full force and effect for a period of sixty (60 days) after the expiration of the applicable statute of limitations (including all automatic extensions, and permissive extensions actually granted by a court of competent jurisdiction). The indemnification provisions set forth in Section 10 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

14. SUCCESSORS. This Agreement shall inure to the benefit of and shall be binding upon StartEngine, the Company and their respective successors, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 10(i) and (iv) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of StartEngine and any person or persons who control such StartEngine within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 10(ii) and (iv) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Offering Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the California Courts, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the California Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

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16. ACKNOWLEDGEMENT. The Company acknowledges and agrees that StartEngine is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, StartEngine is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether StartEngine has advised or is advising the Company on other unrelated matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and StartEngine shall have no responsibility or liability to the Company or any other person with respect thereto. StartEngine advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by StartEngine of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of StartEngine and shall not be on behalf of, or for the benefit of, the Company.

17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.

ROBOT CACHE US INC.

By:
Name:	Lee Jacobson
Title:	Chief Executive Officer

Accepted as of the date hereof:

STARTENGINE PRIMARY LLC

By:
Name:
Title:

24

SCHEDULE 1

Testing the Waters

[TBD]

25

SCHEDULE 2

SUBSIDIARIES

Name	Jurisdiction
Robot Cache S.L.	Spain